Exhibit 99.1

B&G Foods Announces Third Quarter 2008 Financial Results

and Guidance for Fourth Quarter 2008 and Full Year 2009

— Also Announces Stock and Debt Repurchase Plan —

Parsippany, N.J., October 30, 2008—B&G Foods, Inc. (NYSE: BGS, BGF), a manufacturer and distributor of high-quality, shelf-stable foods, today announced financial results for the thirteen weeks ended September 27, 2008 (third quarter of 2008) and the thirty-nine weeks ended September 27, 2008 (first three quarters of 2008).

Financial Results for the Third Quarter of 2008

Net sales for the third quarter of 2008 decreased 0.4% to $116.5 million from $117.0 million for the thirteen weeks ended September 29, 2007 (third quarter of 2007).  Price increases that we recently implemented improved net sales by $4.7 million during the third quarter of 2008. These pricing gains, however, were offset by a decrease in net sales of $5.2 million attributable to a unit volume decline.  A substantial portion of the unit volume decline was attributable to (1) the poor maple syrup crop in Canada in 2008 that resulted in an industry-wide shortfall of maple syrup and (2) a management decision to eliminate unprofitable sales to certain customers of private label pickles and peppers.  Net sales of our Maple Grove Farms pure maple syrup and our private label pickles and peppers declined in the third quarter of 2008 by $1.4 million and $0.2 million, respectively.  In the case of pure maple syrup, this decline was attributable to the unit volume decline partially offset by pricing gains.

Gross profit for the third quarter of 2008 decreased 19.7% to $30.7 million from $38.3 million in the third quarter of 2007.  Gross profit expressed as a percentage of net sales decreased 6.3% to 26.4% for the third quarter of 2008 from 32.7% in the third quarter of 2007.  The decrease in gross profit expressed as a percentage of net sales was primarily attributable to increased costs for wheat, maple syrup, corn, packaging, transportation and sweeteners, partially offset by $4.7 million in sales price increases.  Operating income decreased 19.5% to $16.2 million for the third quarter of 2008 from $20.2 million in the third quarter of 2007.

Net income was $2.9 million for the third quarter of 2008 compared to $4.8 million for the third quarter of 2007.  Earnings per share of Class A common stock decreased to $0.08 for the third quarter of 2008 from $0.13 for the third quarter of 2007.  For the third quarter of 2008, EBITDA (see “About Non-GAAP Financial Measures” below) decreased 16.2% to $20.1 million from $24.0 million for the third quarter of 2007.

Financial Results for the First Three Quarters of 2008

Net sales for the first three quarters of 2008 increased 3.9% to $352.0 million from $339.0 million in the comparable period of fiscal 2007.  We completed the Cream of Wheat acquisition in late February 2007.  Excluding the impact of the Cream of Wheat acquisition (which positively impacted net sales by $10.0 million), and the termination of a temporary co-packing arrangement (which negatively impacted net sales by $0.8 million), net sales increased $3.8 million or 1.2% during the first three quarters of 2008.

Price increases that we recently implemented improved net sales by $5.3 million during the first three quarters of 2008.  These pricing gains, however, were offset by a decrease in net sales of $1.5 million attributable to a unit volume decline.  A substantial portion of the unit volume decline was attributable to (1) the poor maple syrup crop in Canada in 2008 that resulted in an industry-wide shortfall of maple syrup and (2) a management decision to eliminate unprofitable sales to certain customers of private label pickles and peppers.  For the first three quarters of 2008, net sales of our Maple Grove Farms pure maple syrup increased by $0.3 million as pricing gains offset the unit volume decline.  Net sales of our private label pickles and peppers declined in the first three quarters of 2008 by $0.4 million.

Gross profit for the first three quarters of 2008 decreased 8.4% to $99.2 million from $108.3 million in the comparable period of last year.  Gross profit expressed as a percentage of net sales decreased 3.7% to 28.2% in the first three quarters of 2008 from 31.9% in the comparable period of fiscal 2007.  The decrease in gross profit expressed as a percentage of net sales was primarily attributable to increased costs for wheat, maple syrup, corn, packaging, transportation and sweeteners, partially offset by $5.3 million in sales price increases.  Operating income decreased 9.8% to $54.5 million during the first three quarters of 2008, compared to $60.4 million in the comparable period of fiscal 2007.

Net income was $10.8 million for the first three quarters of 2008 compared to $12.7 million for the comparable period of fiscal 2007.  For the first three quarters of 2008, earnings per share of Class A common stock was $0.29.  During the first three quarters of 2007, B&G Foods had two classes of common stock and computed earnings per share under the two class method.  As a result, it is not meaningful to compare earnings per share for the first three quarters of 2008 to the first three quarters of 2007.  For the first three quarters of 2008, EBITDA decreased 6.0% to $65.9 million from $70.1 million for the first three quarters of 2007.

Guidance

Excluding the impact of $0.8 million in severance and termination charges the Company expects to incur in the fourth quarter of 2008 related to its previously announced workforce reduction, B&G Foods projects that its fourth quarter EBITDA will be relatively flat as compared to its fourth quarter of 2007 EBITDA of $24.3 million and that its full year 2008 EBITDA will be within the range of $90 to $91 million.  B&G Foods projects that its full year 2009 EBITDA will be within the range of $95 to $98 million.

David L. Wenner, President and Chief Executive Officer of B&G Foods, stated, “The third quarter was clearly a difficult quarter for our Company, but as our fourth quarter 2008 and full year 2009 guidance implies, we believe an anomaly in our performance.  Unique events such as an unprecedented surge in the cost of wheat and the failure of the 2008 maple syrup crop in Canada adversely affected third quarter results.  As we entered the fourth quarter, those issues have for the most part been resolved and our business has been returning to an operating level more consistent with our expectations.  Our outlook for price and cost in 2009 is very positive as compared to 2008 and is reflected in our guidance.”

Stock and Debt Repurchase Plan

The Company also announced that its Board of Directors has authorized a stock and debt repurchase program for the repurchase of up to $10.0 million of the Company’s Class A common stock and/or 8% senior notes over the next twelve months.  Under the authorization, the Company may purchase shares of Class A common stock and/or senior notes from time to time in the open market or in privately negotiated transactions in compliance with the applicable rules and regulations of the Securities and Exchange Commission.

Mr. Wenner remarked, “Even in this challenging cost environment, we feel very confident about our business, our continued ability to generate strong cash flows from operations and our growth opportunities.  We are pleased to be able to deliver value to our stockholders through our regular quarterly dividend at the new rate of $0.68 per share of Class A common stock per annum.  As I stated last week, we hope that our stockholders will view the new dividend rate as sustainable in the long term, and consistent with the Company’s desire to provide stockholders with an attractive and reliable return on their investment.”

Mr. Wenner continued, “We also remain committed to our acquisition strategy and continue to pursue accretive acquisitions subject to the availability of financing.  However, given the deflated price of our Class A common stock and that our senior notes are currently trading at a substantial discount to face value, we believe that at this time the use of our cash on hand to repurchase shares of Class A common stock and/or senior notes represents another attractive investment opportunity for us and is consistent with our commitment to enhance stockholder value.  Any senior notes we are able to buy at a discount represent a de-leveraging opportunity, improving the capital structure of our company.”

The timing and amount of such repurchases, if any, will be at the discretion of management, and will depend on available cash, market conditions and other considerations.  Therefore, there can be no assurance as to the number of shares, if any, that will be repurchased under the stock and debt repurchase program, or the aggregate dollar amount of the shares or principal amount of senior notes, if any, repurchased.  The Company may discontinue the program at any time.  Any shares repurchased pursuant to the stock repurchase program will be cancelled.  Likewise, any senior notes repurchased will be cancelled.  The Company currently has 36,796,988 shares of Class A common stock outstanding, 19,719,657 of which trade separately and 17,077,331 of which trade as part of EISs.  The Company currently has $240.0 million principal amount of senior notes outstanding.  In general, the Company’s credit agreement prohibits the Company from repurchasing its 12% senior subordinated notes.

Conference Call and Webcast with Slides

B&G Foods will hold a live conference call and webcast at 4:30 p.m. ET today, October 30, 2008.  The call can be accessed live over the phone by dialing (888) 715-1402 or for international callers by dialing (913) 312-1481. The call will also be webcast live over the Internet from the Investor Relations section of B&G Foods’ website at www.bgfoods.com under “Investor Relations—Company Overview.”  B&G Foods will post a slide presentation on the Company’s Investor Relations site to accompany the prepared remarks.

A replay of the call will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers.  The password is 4452942.  The replay will be available from October 30, 2008 through November 6, 2008.  The webcast replay and slide presentation can also be accessed from the Investor Relations section of B&G Foods’ website at www.bgfoods.com under “Investor Relations—Event Calendar.”

About Non-GAAP Financial Measures

EBITDA (net income before net interest expense, income taxes, depreciation and amortization) is a “non-GAAP (Generally Accepted Accounting Principles) financial measure.”  A non-GAAP financial measure is defined as a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in B&G Foods’ consolidated balance sheets and related consolidated statements of operations and cash flows.

Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. A reconciliation of EBITDA with net income and net cash provided by operating activities is included below for the third quarter and first three quarters of 2008 and the third quarter and first three quarters of 2007, along with the components of EBITDA.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diverse portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution.  Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, Sa-són, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  The forward-looking statements contained in this press release include, without limitation, statements related to our expectations regarding costs and pricing for the fourth quarter of 2008 and full year 2009; our expectations regarding the cost of wheat and maple syrup; and our expectations regarding EBITDA for the fourth quarter of 2008 and full year 2008 and 2009.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for fiscal 2007 filed on March 6, 2008.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. John Flanagan 203-682-8222

B&G Foods, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

(Unaudited)

	September 27, 2008	December 29, 2007
Assets

Current assets:
Cash and cash equivalents	$31,899	$36,606
Trade accounts receivable, net	38,414	42,362
Inventories	95,688	93,181
Prepaid expenses	3,174	3,556
Income tax receivable	597	569
Deferred income taxes	648	648
Total current assets	170,420	176,922

Property, plant and equipment, net of accumulated depreciation of $62,201 and $55,679	52,878	49,658
Goodwill	253,353	253,353
Trademarks	227,220	227,220
Customer relationship intangibles, net	117,930	122,768
Net deferred debt issuance costs and other assets	15,102	17,669
Total assets	$836,903	$847,590

Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable	$30,045	$32,126
Accrued expenses	20,314	21,894
Dividends payable	7,801	7,797
Total current liabilities	58,160	61,817

Long-term debt	535,800	535,800
Other liabilities	6,872	6,376
Deferred income taxes	74,463	68,962
Total liabilities	675,295	672,955

Stockholders’ equity:
Preferred stock, $0.01 par value per share. Authorized 1,000,000 shares; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value per share. Authorized 100,000,000 shares; 36,796,988 and 36,778,988 shares issued and outstanding as of September 27, 2008 and December 29, 2007	368	368
Class B common stock, $0.01 par value per share. Authorized 25,000,000 shares; no shares issued or outstanding	—	—
Additional paid-in capital	179,308	202,197
Accumulated other comprehensive loss	(4,685)	(3,718)
Accumulated deficit	(13,383)	(24,212)
Total stockholders’ equity	161,608	174,635
Total liabilities and stockholders’ equity	$836,903	$847,590

B&G Foods, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007

Net sales	$116,515	$117,003	$352,041	$338,952
Cost of goods sold	85,778	78,725	252,816	230,668
Gross profit	30,737	38,278	99,225	108,284

Operating expenses:
Sales, marketing and distribution expenses	10,813	13,114	34,563	37,184
General and administrative expenses	2,067	3,374	5,307	6,802
Amortization expense—customer relationships	1,613	1,612	4,838	3,888
Operating income	16,244	20,178	54,517	60,410

Other expenses:
Interest expense, net	11,562	12,374	37,041	40,028
Income before income tax expense	4,682	7,804	17,476	20,382
Income tax expense	1,792	2,958	6,647	7,725
Net income	$2,890	$4,846	$10,829	$12,657

Earnings per share calculations:
Basic and diluted distributed earnings per share:
Class A common stock	$0.21	$0.21	$0.64	$0.72
Basic and diluted earnings (loss) per share:
Class A common stock	$0.08	$0.13	$0.29	$0.49
Class B common stock	$—	$—	$—	$(0.23)

B&G Foods, Inc. and Subsidiaries

Reconciliation of EBITDA to Net Income and to Net Cash Provided by Operating Activities

(Dollars in thousands)

(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
	(Dollars in thousands)
Net income	$2,890	$4,846	$10,829	$12,657
Income tax expense	1,792	2,958	6,647	7,725
Interest expense, net	11,562	12,374	37,041	40,028
Depreciation and amortization	3,887	3,843	11,420	9,706
EBITDA	20,131	24,021	65,937	70,116
Income tax expense	(1,792)	(2,958)	(6,647)	(7,725)
Interest expense, net	(11,562)	(12,374)	(37,041)	(40,028)
Deferred income taxes	2,042	3,102	6,087	6,944
Amortization of deferred financing costs	792	792	2,376	2,397
Write off of deferred debt issuance costs	—	—	—	1,769
Unrecognized gain on interest rate swap	(1,514)	—	(1,514)	—
Other	76	—	76	—
Stock-based compensation expense	152	—	510	—
Changes in assets and liabilities, net of effects of business combination	8,108	(3,213)	(1,258)	(12,273)
Net cash provided by operating activities	$16,433	$9,370	$28,526	$21,200

(1)                  EBITDA is a measure used by management to measure operating performance.  EBITDA is defined as net income before net interest expense, income taxes, depreciation, and amortization. Management believes that it is useful to eliminate net interest expense, income taxes, depreciation and amortization because it allows management to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations.  We use EBITDA in our business operations, among other things, to evaluate our operating performance, develop budgets and measure our performance against those budgets, determine employee bonuses and evaluate our cash flows in terms of cash needs. We also present EBITDA because we believe it is a useful indicator of our historical debt capacity and ability to service debt and because covenants in our credit facility and the indentures governing the senior notes and the senior subordinated notes contain ratios based on these measures. As a result, internal management reports used during monthly operating reviews feature the EBITDA metric. However, management uses this metric in conjunction with traditional GAAP operating performance and liquidity measures as part of its overall assessment of company performance and liquidity and therefore does not place undue reliance on this measure as its only measure of operating performance and liquidity.

EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income or net income as an indicator of operating performance or any other GAAP measure. EBITDA is not a complete net cash flow measure because EBITDA is a measure of liquidity that does not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions, if any, and pay its income taxes and dividends, if any. Rather, EBITDA is a potential indicator of an entity’s ability to fund these cash requirements. EBITDA also is not a complete measure of an entity’s profitability because it does not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. However, EBITDA can still be useful in evaluating our performance against our peer companies because management believes this measure provides users with valuable insight into key components of GAAP amounts.